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                       CONSENT OF INDEPENDENT ACCOUNTANTS

    We consent to the inclusion in this registration statement on Amendment No. 2 to Form SB-2 (File No. 333-17753) of our report dated December 9, 1996 on our audits of the financial statements of Apex PC Solutions, Inc. We also consent to the reference to our firm under the caption "Experts."

                                          Coopers & Lybrand L.L.P.

Seattle, Washington
January 27, 1997